EXHIBIT 10.1 ACQUISITION AGREEMENT DATED SEPT 2009

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (the "Agreement") is dated as of September____, 2009, by and among NEW AIR, INC., a  Maryland corporation (“Buyer”); each of the SELLERS listed in Annex A attached and incorporated hereto by reference (each a "Seller" and collectively the "Sellers"); and BABY’S BREATH LTD., an Israeli company ("Baby's Breath").

WHEREAS, Baby's Breath is engaged in the business of research, development, manufacturing and sale of medical devise suitable for treatment of respiratory diseases; and

WHEREAS, Sellers collectively own all of the outstanding share capital of Baby's Breath comprised of 31,403  Ordinary Shares of Baby's Breath par value NIS1.00 ("Baby's Shares"), each  which; and

WHEREAS, Sellers want to collectively sell to Buyer and Buyer wants to buy from Sellers all of Baby's Shares, free and clear from any and all Encumbrances (as defined below)  upon the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

ARTICLE 1
GENERAL

Terms defined in the singular will have a comparable meaning when used in the plural, and vice-versa. the preamble to this Agreement together with any and all Schedules and Annexes hereto constitutes an integral part hereof. The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

ARTICLE 2
PURCHASE AND SALE; PURCHASE PRICE; REVOCATION OF SALE

2.1           Purchase and Sale. By executing this Agreement and the respective Deliverables (as defined below) and in effect as of the date hereof, each of the Sellers hereby sells and transfers to Buyer such Seller's entire portion of Baby's Shares as set forth in Annex A hereto opposite such Seller's name, free and clear of any and all liens, pledges and other third party rights (collectively "Encumbrances"), and Buyer hereby purchases all of Baby's Shares and becomes the beneficial owner of all of Baby's Shares, in consideration for the issuance by Buyer to each of the Sellers, such amount of Shares of Common Stock of the Buyer par value US$0.001 each, as set forth in Annex B hereto opposite each of the Seller's name, free and clear of any and all Encumbrances, constituting in the aggregate 6,280,600  ( collectively the "Issued Shares"). All Baby's Shares and all Issued Shares will be held by the Trustee (as defined below), for the benefit of Buyer, or each of the respective Sellers, as applicable, in accordance with the terms and provisions of the Ruling, the Trust Agreement and the Ruling Undertaking (all as defined below).

2.2           Execution and Exchange of Deliverables. Upon the execution of the Agreement, each of the parties hereto shall deliver to the other parties a duly executed copy of each of the following documents (collectively the "Deliverables"):

(a) Deed of Transfer of Shares, in the form attached hereto as Schedule 2.2(a), signed by each respective Seller, transferring such Seller's entire portion of Baby's Shares to the Trustee, to be held by the Trustee for the sole benefit of Buyer, under the terms and conditions of the Ruling and the Trust Agreement (as defined herein);

(b) the Trust Agreement with Yardeni Gelfand (the "Trustee") in the form attached hereto as Schedule 2.2(b) duly executed and signed by the Trustee, the Buyer and each of the Sellers;

(c) the undertaking to be provided to the Israeli Tax Authorities in connection with the Ruling, in the form attached hereto as Schedule 2.2(c) duly executed by each of the Trustee, and the Sellers;

(d) a stock certificate of Baby's Breath, in the form attached hereto as Schedule 2.2(d) for all of Baby's Shares, in the name of the Trustee as a holder of such shares for the sole benefit of Buyer under the terms and conditions of the Pre-Ruling and the Trust Agreement;

(e) a duly executed resolution of: (i) the Board of Directors of Buyer, and the (ii) stockholders of Buyer, in the form attached hereto as Schedule 2.2(e)(i) and (ii) authorizing: the entrance of Buyer into this Agreement, any Annex or Schedule hereto and any and all other documents or instruments to be executed or delivered by Buyer in connection with or in furtherance of the transactions contemplated hereby (the "Transaction Documents"), and the performance by it of any and all of its obligations hereunder and thereunder;

(f) a duly executed resolution of the Board of Directors of Baby's Breath in the form attached hereto as Schedule 2.2(f) authorizing the entrance of Baby's Breath into each of the Transaction Documents and the performance by it of any and all of its obligations hereunder and thereunder;

(g) a duly executed register of shareholder of Baby's Breath in the form attached hereto as Schedule 2.2(g) reflecting the consummation of the transactions contemplated hereunder;

(h) duly executed stock certificates of Buyer, in the form attached hereto as Schedule 2.2(h), each for the respective amount of the Issued Shares appearing opposite the name of each Seller in Annex B, and each in the name of the Trustee to be held by the Trustee for the sole benefit of the respective Seller, in accordance with the Trust Agreement and Ruling;

(i) capitalization table of Buyer in the form attached hereto as Schedule 2.2(i) reflecting the issuance of all Issued Shares to each of the Sellers as of the date hereof;

(j) duly executed copy of authorization and approval of the Office of the Chief Scientist of the Ministry of Industry and Trade in the form attached hereto as Schedule 2.2(j) for the consummation of the transactions contemplated hereunder and under the Transaction Documents;

(k) duly executed copy of the Tax Pre- Ruling dated September__2009 as was received by the Israeli Tax Authorities in connection with the transactions hereunder in the form attached hereto as Schedule 2.2(k) (the "Ruling");

(l) duly executed copy of the Shareholders Agreement in the form attached hereto as Schedule 2.2(l) governing Parties rights with respect to their holdings in Purchaser until the completion of a Registration (as that term defined therein)

All transactions set forth herein shall be deemed to take place simultaneously and no transaction described in any of the Transaction Documents shall be deemed to have been completed until all such transactions have been completed and no document to be delivered or exchanged between the Parties as per this Section 2 shall be deemed delivered or exchanged until all such Deliverables have been so delivered and exchanged.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each of the Sellers hereby represents and warrants to Buyer as of the date of this Agreement as follows:

3.1           Organization; Directors and Officers. Baby's Breath is a corporation duly organized, validly existing under the laws of the State of Israel, and has all necessary corporate power and authority to own its properties and assets and conduct its business.

3.2           Capital Stock. Baby's Breath entire issued and outstanding share capital is comprised of Baby's Shares. Baby's Breath's authorized share capital consists of 1,000,000 Ordinary Shares par value NIS1.00. Except for certain hypothecation that exists over some of the Baby's shares held by Dr. Israel Amirav pending the resolution of some legal proceedings he is a party to, all of Baby's Shares are owned by Sellers, free and clear of any Encumbrances. No options, rights or securities exercisable, exchangeable or convertible into shares of Baby's Breath are outstanding, and there are no plans, contracts or commitments or undertaking by Baby's Breath or any of the Sellers providing for the issuance, sale, or grant of any of Baby's Breath Shares or any securities or rights exercisable, exchangeable or convertible into shares of Baby's Breath. All of Baby's Shares have been duly authorized, validly issued, and are fully paid.

3.3           Authorization and Binding Obligation. The execution, delivery and performance by such Seller and Baby's Breath of this Agreement and each of the Transaction Documents, have been duly and validly authorized and approved by all requisite corporate action on the part of each such person and each of the Transaction Documents constitutes, when executed, a valid and binding obligation of Baby's Breath and each of the Sellers, enforceable in accordance with its respective terms except as may be limited by laws affecting creditors rights generally or by judicial limitations on the right to specific performance or other equitable remedies.

3.4           Consents Required. The consummation of the transactions set forth in this Agreement and in the Transaction Documents does not require any approval or permit from any regulatory agency or other third party (except for those that have been obtained and are attached as part of the Deliverables).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each of the Sellers as of the date of this Agreement as follows:

4.1           Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

4.2           Authorization and Binding Obligation. The execution, delivery and performance by Buyer of this Agreement and each of the Transaction Documents have been duly and validly authorized and approved by all requisite corporate action on the part of Buyer. Buyer has all requisite power and authority to do and perform all acts and things required to be done by it under this Agreement and the Transaction Documents and each such document constitutes, when executed, a valid and binding obligation of Buyer enforceable in accordance with its respective terms except as may be limited by laws affecting creditors' rights generally or by judicial limitations on the right to specific performance or other equitable remedies.

ARTICLE 5
COVENANTS

5.1           Compliance with the Ruling. Each of the Parties hereby undertakes to refrain from taking any action, except with the prior written consent of the other Parties, that would constitute a breach or default under the Ruling.

5.2           Employment Undertaking. As soon as practicable after the date hereof each of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company shall enter into an Employment Agreement with the Buyer in the form to be satisfactory to the Board of Directors of the Buyer, which will include inter alia an undertaking in connection with intellectual property and an undertaking in connection with non-compete.

5.3           Amirav's holdings. Buyer shall reflect in its records an hypothecation on 50% of the holdings of Dr. Amirav in the Buyer pending the resolution of certain legal proceedings to which Dr Amirav is a party.

ARTICLE 6

OTHER PROVISIONS

6.1           Further Assurances. At such time and from time to time on and after the date hereof upon request by another party, Sellers and Buyer will execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be required for carrying out the intention of the transactions contemplated hereunder.

6.2           Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Maryland, including all matters of construction, validity, performance and enforcement.

6.3           Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties to this Agreement and the successors or assigns of the parties to this Agreement.

6.4           Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.5           Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed as original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in the manner appropriate for each, and to be dated as of the date written on the first page of this Agreement.

[Execution Page Follows]

Signature Page for Stock Purchase Agreement

_______________________________	____________________________
New Air, Inc. By: ____________________________ Title: ___________________________	Baby's Breath Ltd. By: _________________________ Title: ________________________

_______________________________	_____________________________
Prof. David Grusher	Assaf Halamish

_______________________________	_____________________________
GPI Granot Development Enterprises Ltd. By: ____________________________ Title: ___________________________	A.M. Maagal – Marketing & Business Development Ltd. By: __________________________ Title: _________________________

_______________________________	_____________________________
Microdel Ltd. By: ____________________________ itle: ____________________________	Ramport Finance Ltd. By: __________________________ Title: _________________________

_______________________________	_____________________________
Prof. Michaelis Neuhouse	Dr. Israel Amirav

_______________________________	_____________________________
Orni Elad	Boaz Gruener

_______________________________	_____________________________
Yaniv Shekel in Trust for Microdel Ltd.	Life Support Ltd. By: __________________________ Title: _________________________